                                                                     Exhibit 4.5

                          AMENDMENT OF LOAN DOCUMENTS
                          ---------------------------

     THIS AMENDMENT OF LOAN DOCUMENTS (this "Amendment") is made as of August 30, 2000 by and among the following parties:

     1. SOUTHTRUST BANK ("Bank"), an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association;

     2. COLOR IMAGING, INC. ("Delaware Color"), a Delaware corporation, successor by name change to Advatex Associates, Inc. ("Advatex");

     3.   LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation;

     4.   COLOR IMAGE, INC. ("Georgia Color"), a Georgia corporation;

     5.   ALOREX CORP. ("Alorex"), a New York corporation; and

     6. Kings Brothers, LLC ("Kings Brothers"), a Georgia limited liability company.

                               R E C I T A L S:
                               ---------------

     1.   Existing Obligations.
          --------------------

          a.   Georgia Color Loans. Georgia Color is indebted to Bank under the
               -------------------
following loans (collectively, the "Georgia Color Loans"):

               i. Revolving Loan (the "First Revolving Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended and modified, the "First Revolving Note") dated as of June 24, 1999 from Georgia Color to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, subject to Loan and Security Agreement (the "Revolving Loan Agreement") dated as of May 5, 2000 between Georgia Color and Bank;

               ii. Revolving Loan (the "Second Revolving Loan") in the maximum principal amount of Five Hundred Thousand Dollars ($500,000), evidenced by Line of Credit Promissory Note (the "Second Revolving Note") dated as of May 5, 2000 from Georgia Color to Bank, subject to the Revolving Loan Agreement; and

               iii. Term Loan (the "Term Loan") in the original principal amount of One Million Seven Hundred Fifty-Two Thousand Dollars ($1,752,000) evidenced by Installment Note (the "Georgia Color Term Note") dated as of June 24, 1999 from Georgia Color to Bank and Term Loan Agreement dated as of June 24, 1999 between Georgia Color and Bank.

Dr. Sue-Ling Wang, Jui-Chi (Jerry) Wang, Jui-Kung (Elmer) Wang and Jui-Hong
(Jack) Wang (collectively, "Individual Guarantors") and Kings Brothers have guaranteed to Bank full payment and performance of all obligations of Georgia Color under all documents (collectively, the "Georgia Color Loan Documents") evidencing, securing and otherwise relating to the Georgia Color Loans.

          b.   Reimbursement Obligations. Georgia Color and Kings Brothers are
               -------------------------
obligated to Bank under Reimbursement Agreement (the "Reimbursement Agreement") dated as of June 1, 1999 among Color Image, Kings Brothers and Bank. Individual Guarantors have guaranteed to Bank full payment and performance of all obligations of Georgia Color and Kings Brothers under the Reimbursement Agreement.

          c.   Kings Brothers Term Loan. Kings Brothers is obligated to Bank
               ------------------------
under Term Loan (the "Kings Brothers Term Loan") in the original principal amount of Three Million Seven Hundred Forty-Five Thousand Eight Hundred Seventy-Two Dollars ($3,745,872), evidenced by (i) Term Loan Agreement between Kings Brothers and Bank dated as of March 31, 1999, as amended by First Amendment thereto dated as of June 24, 1999, and (ii) Term Note between Kings Brothers and Bank dated as of March 31, 1999 in the original principal amount of Four
Million Seven Hundred Twenty Thousand Dollars ($4,720,000), as amended and restated by Amended and Restated Term Note between Kings Brothers and Bank dated as of June 24, 1999 in the original principal amount of Three Million Seven Hundred Forty-Five Thousand Eight Hundred Seventy-Two Dollars ($3,745,872). Georgia Color and Individual Guarantors have guaranteed to Bank full payment and performance of all obligations of Kings Brothers under the Kings Brothers Term Loan and all documents (collectively, the "Kings Brothers Term Loan Documents") evidencing, securing or otherwise relating to the Kings Brothers Term Loan.

The Georgia Color Loans, the Reimbursement Agreement and the Kings Brothers Term Loan, and the respective documents and agreements pertaining thereto, are cross-defaulted and cross-collateralized pursuant to Cross-Default and Cross-Collateral Agreement dated as of May 5, 2000 among Georgia Color, Kings Brothers, Individual Guarantors and Bank.

     2.   Current Transaction. As required by various agreements regarding
          -------------------
indebtedness outstanding from Bank, including but not limited to the Revolving Loan Agreement and other related documents, Advatex, Logical, Georgia Color and Alorex earlier requested Bank's consent to the transactions described in Merger Agreement and Plan of Reorganization (as amended, the "Merger Agreement") dated as of May 16, 2000 among Advatex, Logical Acquisition Corp., Color Acquisition Corp., Logical and Georgia Color, as amended June 15, 2000. The transactions described in the Merger Agreement were consummated on June 29, 2000. As a result of those transactions, Georgia Color and Logical, together with Alorex, are wholly owned subsidiaries of Delaware Color. Georgia Color, Logical and Alorex are the sole subsidiaries of Delaware Color. Bank approved the consummation of the transactions described in the Merger Agreement subject to certain conditions, including but not limited to the execution and delivery of this Amendment and the documents and agreements required hereby.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that (a) the foregoing recitals are true and correct and are incorporated herein by this reference, (b) any capitalized terms utilized herein, not defined herein but defined in the Revolving Loan Agreement shall have the definitions ascribed thereto in the Revolving Loan Agreement and (c) and further as follows:

     1.   Joint and Several Liability. Delaware Color, Logical and Alorex hereby
          ---------------------------
assume all obligations of Georgia Color to Bank, including but not limited to all obligations under the Georgia Color Loan Documents (including but not limited to the Revolving Loan Agreement), the Reimbursement Agreement and any and all guaranty obligations of Georgia Color in regard to the Kings Brothers Term Loan. From and after the date hereof, Delaware Color, Logical, Alorex and Georgia Color (collectively, jointly and severally, "Borrower"; with all references herein to "Borrower," as the context requires or allows, to refer to each, any and all of the entities constituting Borrower) are and shall be jointly and severally liable for all obligations of Georgia Color to Bank, including but not limited to all obligations of

"Borrower" under the Georgia Color Loan Documents (including but not limited to the Revolving Loan Agreement), the Reimbursement Agreement and any and all guaranty obligations of Georgia Color in regard to the Kings Brothers Term
Loan. Contemporaneously with the execution and delivery of this Amendment, to reflect their joint and several liability, Borrower shall execute and deliver such agreements as Bank shall require to render Georgia Color, Delaware Color, Logical and Alorex co-obligors jointly and severally liable for all obligations of Georgia Color to Bank, including but not limited to all obligations under the First Revolving Note, the Second Revolving Note, the Georgia Color Term Note, the Reimbursement Agreement and Georgia Color's guaranty of Kings Brothers' obligations under the Kings Brothers Term Loan.

     2.   Agreements Regarding Revolving Loan Agreement.
          ---------------------------------------------

          a.   Defined Terms. The following terms defined in Article I of the
               -------------
Revolving Loan Agreement are hereby amended and restated in their entirety as follows:

               Bank - SouthTrust Bank, an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association.

               Borrower - collectively, jointly and severally, Color Imaging ("Delaware Color"), a Delaware corporation, successor by name change to Advatex Associates, Inc. ("Advatex"); Logical Imaging, Inc. ("Logical"), a California corporation; Alorex Corp. ("Alorex"), a Delaware corporation; and Color Image, Inc. ("Georgia Color"), a Georgia corporation, with all references herein to "Borrower," as the context requires or allows, to refer to each, any and all of the entities constituting Borrower.

               Commitment Period - shall mean that period during which Bank is obligated to make advances under the Revolving Loans, as provided in
          Section 2.1 hereof. The Commitment Period shall commence upon satisfaction of the conditions to lending set forth in Article III and shall continue until November 30, 2000, unless sooner terminated according to the provisions hereof.

          b.   Representations and Warranties.
               ------------------------------

               1.   Organization and Qualification. Section 5.1 of the Revolving
                    ------------------------------
Loan Agreement is hereby amended and restated in its entirety as follows:

                    "5.1 Organization and Qualification. Delaware Color and
                         ------------------------------
         Alorex are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and Logical is a corporation duly organized, validly existing and in good standing under the laws of the State of California, each has the corporate power to own its properties and to carry on its business as now being conducted; and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary. Georgia Color is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has the corporate power to own its properties and to carry on its business as now being conducted; and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary"

               ii.  Place of Business. Section 5.10 of the Revolving Loan
                    -----------------
Agreement is hereby amended and restated in its entirety as follows:

                    "5.10. Place of Business. Borrower's chief executive office
                           -----------------
          is located at 4350 Peachtree Industrial Boulevard, Suite 100, Norcross, Georgia 30071. The Inventory and Equipment and other Collateral is and shall be located only at the locations listed on Exhibit "D" to this Agreement. Except as indicated on said exhibit, the real estate constituting each said location is owned by Borrower. With respect to locations not owned by Borrower, said exhibit sets forth the name and address of each landlord, the location of the property, and the remaining term of the lease. Borrower has separately furnished to Bank true and correct copies of the lease agreements for each said parcel."

Exhibit "D" attached to the Revolving Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit "D" attached hereto and by this reference made a part hereof.

               iii. Name. Section 5.12 of the Revolving Loan Agreement is hereby
                    ----
amended and restated in its entirety as follows:

                    "5.12. Borrower's Name. Borrower has not changed its name or
                           ---------------
          been known by any other name within the last five (5) years, nor has it been the surviving corporation in a merger effected within the last five (5) years, except pursuant to consummation of the transactions described in Merger Agreement and Plan of Reorganization dated as of May 16, 2000 among Advatex, Logical Acquisition Corp., Color Acquisition Corp., Logical and Georgia Color, as amended June 15, 2000. Borrower does not now use nor has it ever used any trade or fictitious name in the conduct of its business."

               iv.  Subsidiaries. Section 5.15 of the Revolving Loan Agreement
                    ------------
is hereby amended and restated in its entirety as follows:

                    "5.15. Subsidiaries. Delaware Color has no Subsidiaries
                           ------------
except for Georgia Color, Logical and Alorex. None of Georgia Color, Logical and Alorex has any Subsidiaries."

               v.   Ownership. Section 5.17 of the Revolving Loan Agreement is
                    ---------
hereby amended and restated in its entirety as follows:

                    "5.17.  Ownership. All issued and outstanding capital stock
                            ---------
          of each of Georgia Color, Logical and Alorex is owned by Delaware Color. Delaware Color is a public corporation, the shares of which are traded over the counter."

               vi.  Patents, Trademarks, Copyrights and Licenses. Exhibit "F"
                    --------------------------------------------
attached to the Revolving Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit "F" to this Amendment.

               vii. Reaffirmation. Delaware Color, Logical, Georgia Color and
                    -------------
Alorex confirm and reaffirm in all respects the truth and accuracy of all representations and warranties set forth in the Revolving Loan Agreement, as herein amended.

               viii.     Alorex. The following additional representation and
                         ------
warranty is hereby inserted into the Revolving Loan Agreement as Section 5.27:

                         "5.27.  Alorex. In regard to the asbestos remediation
                                 ------
          activities formerly performed by Alorex:

                                 (a) Alorex has performed no such activities since 1992;

                                 (b)    At all times during which Alorex was
          performing such activities, Alorex maintained in full force and effect liability insurance coverages, on an occurrence basis, having limits sufficient to fund any liabilities found to be owed by Alorex in regard to such asbestos remediation activities, and such coverages remain in full force and effect;

                                 (c)    Neither Alorex, Delaware Color nor
          Logical is a defendant, or a plaintiff against whom a counterclaim or crossclaim has been asserted, in any civil or criminal action, suit or litigation, and no action or investigation is pending or, so far as Borrower's officers and directors know, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Alorex or Borrower."

          c.   Financial Covenants. Section 6.21 of the Revolving Loan Agreement
               -------------------
is hereby amended and restated in its entirety as follows:

               "6.2 1.   Financial Covenants. Maintain at all times that this
                         -------------------
          Agreement is in effect, calculated on a consolidated basis, the following: (a) Fixed Charge Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year of not less than 1.70:1:00; (b) a ratio of Debt to Tangible Net Worth of not more than 3.50 to 1; (c) a ratio of Funded Debt to EBITDA with respect to the twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year of not more than
          3.30 to 1.00; and (d) Tangible Net Worth of not less than $4,100,000.00. Calculation of the covenants shall be on a rolling twelve (12)- month period ending on the last day of any Fiscal Quarter of any Fiscal Year, provided, however, that the actual year-to-date performance of the consolidated entities shall be annualized based on said performance, along with any related expenses, including but not limited to principal payments, through December 31, 2000, at which time twelve (12) months of actual performance is available for covenant calculation. The note receivable of $974,000 owed to Georgia Color from Rings Brothers in regard to Kings Brother's portion of the $4,100,000 industrial revenue bond obligation to which the Reimbursement Agreement pertains shall not be deducted from equity to determine Tangible Net Worth. The offsetting debt of $974,000 shall not be included in the definitions of Funded Debt or Debt for covenant calculation purposes."

          d.   Capital Expenditures. Section 7.10 of the Revolving Loan
               --------------------
Agreement is hereby amended by inserting "$1,600,000" in lieu of "$350,000" therein.

          e.   Security Interests. As security for the payment of the Loans and
               ------------------
all other Obligations, now existing or in the future incurred, and including any extensions or renewals or changes in form of the Loans, any Overadvances, and any other Debt of Borrower to the Bank, and all costs and expenses of collection thereof, including, without limitation, attorneys' fees, each of Delaware Color, Logical and Alorex hereby assigns to Bank and grants to Bank a security interest in and Lien upon the following:

               (a)  All of their Accounts;

               (b)  All of their General Intangibles;

               (c)  All of their Inventory;

               (d)  All of their Equipment;

               (e) All of proceeds and products, as the case may be, of their Accounts, General Intangibles, Equipment, and Inventory.

               (f) All monies and other property of any kind, real, personal, or mixed, and tangible or intangible, now or at any time or times hereafter, in the possession or under the control of Bank or a bailee of Bank;

               (g) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through (f) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral;

               (h) All books and records (including, without limitation, customer lists, credit files, magnetic, digital and laser tapes and disks, electronic and computer storage media, computer programs, print-outs, and other computer materials and records) pertaining to any of (a) through (g) above.

               (e)  Attorney-in-Fact. Each of Delaware Color, Alorex and Logical
                    ----------------
irrevocably designates, makes, constitutes and appoints Bank (and all Persons designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact) and Bank shall have in regard thereto all rights set forth in Section 8.10 of the Revolving Loan Agreement, the terms and provisions of which are hereby incorporated herein by this reference.

          3.   Conditions. Bank's agreements set forth herein, and Bank's
               ----------
consent to the consummation of the transactions described in the Merger Agreement are subject to and conditioned up satisfaction of the following conditions to Bank's satisfaction:

               (a)  Equity. On the effective date of the consummation of the
                    ------
transactions described in the Merger Agreement, Delaware Color's having cash-on-hand in an amount not less than the sum of $950,000 plus the amount of all Debt of Delaware Color;

               (b)  Bank Fee. Bank's receipt of a restructuring, underwriting
                    --------
fee of $30,000;

               (c) Costs. Payment by Borrower of all Bank's costs and expenses in regard to the investigation, review and approval of this transaction, the preparation of this Amendment and all documents and agreements required hereby and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all travel, appraisal, audit, search and filing fees incurred or sustained by Bank in connection with this transaction or the administration of the Loans and this Amendment; (iii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Amendment or any agreements or instruments executed in connection herewith and (iv) all costs, expenses (including fees and expenses of outside consultants), related to the administration of the transactions contemplated hereby.

                    d.   Security Interests. Borrower's granting to Bank
                         ------------------
     perfected, first-priority security interests in all assets of Borrower, including but not limited to all inventory, equipment, accounts receivable, patents and trademarks of Borrower, as evidenced in part by reports and certifications of searches of UCC records in all pertinent jurisdictions;

                    e.   Corporate Matters. Borrower's causing to be delivered
                         -----------------
     to Bank evidence satisfactory to Bank that each of the entities constituting Borrower (i) is a corporation duly organized and existing under the laws of the jurisdiction in which it is organized; (ii) is properly qualified or registered as a foreign corporation or entity in each jurisdiction in which it does business; (iii) has full right, power and authority to conduct its business as currently conducted, (iv) has full right, power and authority to enter into this Amendment and the agreements and documents set forth herein and required hereby and to consummate the transactions contemplated hereby; and (v) has taken all necessary action to authorize the execution, delivery and performance of the documents contemplated hereby to be executed and delivered;

                    f.   Opinions. Borrower's delivering to Bank opinions of
                         --------
     counsel satisfactory to Bank opinion to such matters as Bank shall require, including but not limited to (i) the corporate matters set forth in the immediately preceding paragraph "e", (b) that the Georgia Color Loan Documents, as assumed by Borrower, and all other documents executed by Borrower, Kings Brothers and Individual Guarantors (collectively, "Obligors"; with all references herein to "Obligors," as the context requires or allows, to refer to each, any and all of the entities and individuals constituting Obligors) are the valid and binding obligations of the signatories thereto, enforceable against such signatories in accordance with their terms; and (c) Delaware Color has no actual or, to Borrower's knowledge, unaccrued or threatened liabilities regarding any current or past business activities operated by Alorex;

                    g.   Kings Brothers. Kings Brothers' causing to be delivered
                         --------------
     to Bank evidence satisfactory to Bank that Kings Brothers (i) is a limited liability company duly organized and existing under the laws of the State of Georgia; (ii) is properly qualified or registered as a foreign limited liability company in each jurisdiction in which it does business; (iii) has full right, power and authority to conduct its business as currently conducted; (iv) has full right, power and authority to enter into the instruments and agreements for this transaction and to consummate the transactions contemplated thereby; and (v) has taken all necessary action to authorize the execution, delivery and performance of the documents contemplated hereby to be executed and delivered;

                    h.   Kings Brothers Opinion. Kings Brothers' delivering to
                         ----------------------
     Bank an opinion of counsel satisfactory to Bank opinion to such matters as Bank shall require, including but not limited to the matters set forth in the immediately preceding paragraph "g";

                    i.   Patents. Borrower's executing and delivering to Bank a
                         -------
     recordable assignment of all right, title and interest of Borrower in and to any and all patents of Borrower;

                    j.   Guarantors. Individual Guarantors' executing and
                         ----------
     delivery to Bank affirmations of their continuing guaranty obligations in regard to all debts owing to Bank, as such debts are amended by this Amendment and the agreements executed and delivered pursuant hereto; and

                    k.   Other Documents. The execution and delivery of such
                         ---------------
     other documents and agreements as Bank shall require to evidence and consummate the transactions described herein.

               4.   General Provisions.
                    ------------------

                    a.   Legal Counsel. Borrower acknowledges and agrees that
                         -------------
     legal counsel to Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Borrower's reimbursement of expenses pursuant to this Amendment (even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

                    b.   No Waiver. The execution and delivery of this Amendment
                         ---------
     does not constitute, and shall not be construed as, a waiver by Bank of any default or Event of Default under any document, agreement or instrument. No delay or omission of Bank or any subsequent holder of the obligations of Borrower to Bank to exercise any right, remedy, power or privilege after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescence therein.

                    c.   Headings. The headings of the articles, sections,
                         --------
     paragraphs and subdivisions of this Amendment are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

                    d.   Marshalling of Assets; Payments Set Aside. Bank shall
                         -----------------------------------------
     be under no obligation to marshall any assets or securities in favor of any Obligor or any other Person or against or in payment of any or all of the Obligations. To the extent that any sum credited against the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                    e.   Survival of Covenants. All covenants, agreements,
                         ---------------------
     representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of this Amendment.

                    f.   Venue and Jurisdiction. Obligors agree that any legal
                         ----------------------
     action brought by the Bank to collect the Loans or any Obligation, or the Georgia Color Loans, or to assert any claim against Borrower under any Loan Document or any of the Georgia Color Loan Documents, or any part thereof, may be brought in any court in the State of Georgia having subject matter jurisdiction; waive their right to object to any such action on grounds it is brought in the improper venue; and irrevocably consent that any legal action or proceeding under, arising out of, or in any manner relating to this Amendment or any obligation described herein, the Loans or the Obligations may be brought in the Superior Court of Fulton County, Georgia or in any other court of jurisdiction in Fulton County, Georgia or in the U.S. District Court for the Northern District of Georgia. Obligors, by the execution of this Amendment, expressly and irrevocably assent and submit to the personal jurisdiction of any such court in any such action or proceeding. Obligors consent to the service of process relating to any such action or proceeding by mail to the address set forth in the Agreement.

     g.   Continuing Obligation; Benefits. This Amendment, and each and every
          -------------------------------
provision hereof, is a continuing obligation and shall (i) be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns, and (ii) inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns; provided, that none of Obligors may assign all or any part of this Amendment
--------
without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

     h.   Controlling Law. This Amendment shall be governed by and construed in
          ---------------
accordance with the laws of the State of Georgia; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Bank's lien upon such Collateral and the enforcement of Bank's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Georgia.

     i.   Standard of Review. Any document, writing or instrument required or
          ------------------
permitted to be delivered to Bank under this Agreement shall be deemed satisfactory only if approved by Bank in the exercise of its sole discretion, and any act or approval permitted to be done by Bank under this Amendment shall be in Bank's sole discretion. Where in this Amendment reference is made to Bank's "discretion", or "sole discretion", said reference shall mean that with respect to the matter so designated, Bank shall have the absolute right to make decision with respect thereto and shall not be subject to any standard of good faith, fair dealing, reasonableness, or any other standard implied by any court or imposed by law, it being the intention of the parties that the decision of the Bank with respect to said matter shall be absolutely final and binding.

     j.   Miscellaneous. This Amendment and the agreements and instruments
          -------------
executed in connection with this Amendment constitute the entire agreement among the parties hereto in regard to the consummation of the transactions described in the Merger Agreement. This Amendment may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Bank. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Amendment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

     k.   General Waivers. To the fullest extent permitted by Applicable Law,
          ---------------
Obligors waive (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Obligors may in any way be liable; (ii) notice prior to Bank's taking possession or control of any collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws; (iv) any right Obligor may have upon payment in full of the Obligations to require Bank to terminate its security interest in any collateral until the execution by Obligors of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items or payment received by Bank from Obligors or any Account Debtor and

                                      9.

applied to the obligations owed to Bank; and (v) notice of Bank's acceptance hereof or of any document required hereby.

          l.   Guaranty Obligations. By its execution and delivery of this
               --------------------
Amendment, Kings Brothers affirms its continuing guaranty obligations in regard to all debts owing to Bank, as such debts are amended by this Amendment and the agreements executed and delivered in accordance herewith.

          m.   Loan Documents. From and after the date hereof, all references in
               --------------
any of the Georgia Color Loan Documents, the Reimbursement Agreement, the Kings Brothers Term Loan Documents or any other agreements or documents evidencing, securing or otherwise relating to any of the obligations or liabilities described therein to any document or agreement amended by this Amendment shall mean and refer to such document or agreement as amended by this Amendment.

                      [SIGNATURES COMMENCE ON NEXT PAGE[

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the date first above written.

                                   BORROWER:

                                   COLOR IMAGING, INC., A Delaware corporation

                                   By /s/ SueLing Wang
                                     --------------------------------------
                                   Printed Name: SueLing Wang Pres.
                                                ---------------------------

                                   Attest: Ann Shieh
                                          ---------------------------------
                                           Asst. Secretary
                                   Its:------------------------------------

                                                [CORPORATE SEAL]


                                   LOGICAL IMAGING SOLUTIONS, INC., a
                                   California corporation

                                   By: /s/ SueLing Wang
                                      -------------------------------------
                                   Printed Name: SueLing Wang, Pres.
                                                ---------------------------

                                   Attest: Ann Shieh
                                          ---------------------------------
                                           Asst. Secretary
                                   Its:------------------------------------

                                                [CORPORATE SEAL]

                                   COLOR IMAGE, INC., a Georgia corporation

                                   By: /s/ SueLing Wang
                                      -------------------------------------
                                         Dr. Sue-Ling Wang, President

                                   Attest: Ann Shieh
                                          ---------------------------------
                                           Asst. Secretary
                                   Its:------------------------------------

                                                [CORPORATE SEAL]

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                   ALOREX CORP., a New York corporation


                                   By: /s/ Sue-Ling Wang
                                       --------------------------------
                                   Printed Name: Sue-Ling Wang, Pres.
                                                 ----------------------

                                   Attest: /s/ Ann Shieh
                                           ----------------------------
                                   Its: Asst. Secretary
                                        -------------------------------

                                             [CORPORATE SEAL]


                                   KINGS BROTHERS:

                                   KINGS BROTHERS, LLC, a Georgia limited
                                   liability company


                                   By: /s/ Sue-Ling Wang               (SEAL)
                                       --------------------------------
                                          Dr. Sue-Ling Wang, Manager


                                   BANK:

                                   SOUTHTRUST BANK


                                   By:  /s/ [ILLEGIBLE]
                                        -------------------------------
                                   Its: VICE PRESIDENT
                                        -------------------------------

                                                  [BANK SEAL]

                                  EXHIBIT "D"
                                  -----------

                                   Locations

1.   Logical Imaging Solutions, Inc., a California corporation
     1920 East Warner Avenue
     Suite 3-M
     Santa Ana, California 92704

2.   Color Image, Inc., a Georgia corporation
     4350 Peachtree Industrial Boulevard
     Suite 100
     Norcross, Georgia 30071

3.   Color Imaging, Inc., a Delaware corporation
     4350 Peachtree Industrial Boulevard
     Suite 100
     Norcross, Georgia 30071

4.   Alorex Corp., a New York corporation
     4350 Peachtree Industrial Boulevard
     Suite 100
     Norcross, Georgia 30071

Each of the foregoing entities represents and warrants that it occupies and maintains no places of business except at the respective locations specified above.

                                  EXHIBIT "F"
                                  -----------

Patent                                            Patent Number
------                                            -------------
      Registration Date
      -----------------

      November 10, 1998                           5,834,150